EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: W. Douglas Benn
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2015

Calabasas Hills, CA – February 16, 2016 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2015, which ended on December 29, 2015.

Total revenues were $526.8 million in the fourth quarter of fiscal 2015 as compared to $499.7 million in the prior year fourth quarter.  Net income and diluted net income per share were $27.2 million and $0.54, respectively, in the fourth quarter of fiscal 2015.

Operating Results

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.1% in the fourth quarter of fiscal 2015.

“The fourth quarter of 2015 marks the completion of our sixth consecutive year of delivering positive comparable sales every quarter, and a continuation of our outperformance relative to the casual dining industry,” said David Overton, Chief Executive Officer.

“We achieved a number of important milestones in 2015.  We expanded our business and now operate 200 restaurants across three concepts.  In addition, our international presence grew to 11 locations in operation under licensing agreements.  We recorded over $2 billion in revenues for the first time, moved another step forward towards improving our operating margin, and grew adjusted earnings per share by 20%.  Overall, we successfully accomplished our commitment to increasing shareholder returns in 2015 while also remaining focused on quality growth for the future,” concluded Overton.

Development

The Company opened six The Cheesecake Factory restaurants during the fourth quarter of fiscal 2015, meeting its objective to open as many as 11 Company-owned restaurants domestically in fiscal 2015.

Internationally, two The Cheesecake Factory restaurants opened in the Middle East in the fourth quarter of fiscal 2015, for a total of three locations opened under licensing agreements in the Middle East and Mexico during the year, as expected.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

In fiscal 2016, the Company continues to expect to open as many as eight Company-owned restaurants domestically.  Internationally, the Company expects as many as four to five restaurants to open under licensing agreements.

Capital Allocation

In fiscal 2015, the Company repurchased 2.1 million shares of its common stock at a cost of $104.8 million, including approximately 350,000 shares repurchased in the fourth quarter at a cost of $17.3 million.  In total, the Company returned $140.7 million in cash to shareholders in fiscal 2015 through share repurchases and dividends.

The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share on the Company’s common stock, payable on March 14, 2016 to shareholders of record at the close of business on March 1, 2016.

For fiscal 2016, the Company continues to expect that it will return substantially all its free cash flow to shareholders in the form of share repurchases and dividends.

Financial Reporting Dates for Fiscal 2016

The Company plans to announce quarterly financial results and hold conference calls to discuss its results for the first three quarters of fiscal 2016 as outlined below. The earnings press releases will be issued at approximately 1:15 p.m. Pacific Time and the conference calls will follow at 2:00 p.m. Pacific Time on the same day. Dates and times could be subject to change.

Quarter Ending	Earnings Release and Conference Call Dates
March 29, 2016	April 26, 2016
June 28, 2016	July 26, 2016
September 27, 2016	October 25, 2016

Conference Call and Webcast

The Company will hold a conference call to review its results for the fourth quarter of fiscal 2015 today at 2:00 p.m. Pacific Time.  The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through March 16, 2016.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 200 full-service, casual dining restaurants throughout the U.S.A. and Puerto Rico, including 187 restaurants under The Cheesecake Factory® mark; 12 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, 11 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2015, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the second consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 15, 2015 ©2015 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to the Company’s ability to: consistently deliver dependable comparable sales results over a sustained period of time; outperform the casual dining industry; leverage sales increases and manage flow through; expand its operating margin and deliver earnings per share growth; open new restaurants that perform well; utilize capital effectively and continue to repurchase its common stock; realize opportunities for growth both domestically and internationally; continue to generate high levels of cash; and increase shareholder value.  In addition, forward-looking statements made in the press release include uncertainties related to: factors outside of the Company’s control that impact consumer confidence and spending; current and future macroeconomic conditions; acceptance and success of The Cheesecake Factory in international markets; changes in unemployment and wage rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
Consolidated Statements of Operations	December 29, 2015		December 30, 2014		December 29, 2015		December 30, 2014
	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Revenues	$526,841	100.0%	$499,673	100.0%	$2,100,609	100.0%	$1,976,624	100.0%
Costs and expenses:
Cost of sales	125,191	23.8%	126,249	25.3%	504,031	24.0%	490,306	24.9%
Labor expenses	173,053	32.8%	162,596	32.5%	684,818	32.6%	646,102	32.7%
Other operating costs and expenses	125,103	23.7%	120,199	24.1%	500,640	23.8%	478,504	24.2%
General and administrative expenses	35,705	6.8%	29,169	5.8%	137,402	6.5%	119,094	6.0%
Depreciation and amortization expenses	21,911	4.2%	21,120	4.2%	85,563	4.1%	82,835	4.2%
Impairment of assets and lease terminations	–	0.0%	–	0.0%	6,011	0.3%	696	0.0%
Preopening costs	7,083	1.3%	5,548	1.1%	16,898	0.8%	14,356	0.7%
Total costs and expenses	488,046	92.6%	464,881	93.0%	1,935,363	92.1%	1,831,893	92.7%
Income from operations	38,795	7.4%	34,792	7.0%	165,246	7.9%	144,731	7.3%
Interest and other expense, net	(1,845)	(0.4)%	(1,871)	(0.4)%	(5,894)	(0.3)%	(6,187)	(0.3)%
Income before income taxes	36,950	7.0%	32,921	6.6%	159,352	7.6%	138,544	7.0%
Income tax provision	9,750	1.8%	8,435	1.7%	42,829	2.1%	37,268	1.9%
Net income	$27,200	5.2%	$24,486	4.9%	$116,523	5.5%	$101,276	5.1%

Basic net income per share	$0.56		$0.50		$2.39		$2.04
Basic weighted average shares outstanding	48,808		49,198		48,833		49,567

Diluted net income per share	$0.54		$0.48		$2.30		$1.96
Diluted weighted average shares outstanding	50,470		51,207		50,605		51,584

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$476,580		$450,465		$1,913,758		$1,792,796
Other	50,261		49,208		186,851		183,828
	$526,841		$499,673		$2,100,609		$1,976,624

Income/(loss) from operations:
The Cheesecake Factory restaurants	$64,220		$58,524		$275,686		$240,774
Other	7,446		3,550		18,047		14,983
Corporate	(32,871)		(27,282)		(128,487)		(111,026)
	$38,795		$34,792		$165,246		$144,731

Selected Consolidated Balance Sheet Information	December 29, 2015	December 30, 2014
Cash and cash equivalents	$ 43,854	$ 58,018
Total assets	1,233,346	1,161,376
Total liabilities	644,807	604,866
Stockholders’ equity	588,539	556,510

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Supplemental Information	December 29, 2015	December 30, 2014	December 29, 2015	December 30, 2014
The Cheesecake Factory comparable restaurant sales	1.1%	1.4%	2.6%	1.5%
Restaurants opened during period	6	5	11	10
Restaurants open at period-end	200	189	200	189
Restaurant operating weeks	2,563	2,425	9,991	9,510

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and diluted net income per share excluding the impact of certain items.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 29, 2015	December 30, 2014	December 29, 2015	December 30, 2014
	(unaudited; in thousands, except per share data)
Net income (GAAP)	$27,200	$24,486	$116,523	$101,276
After-tax impact from:
- Impairment of assets and lease terminations (1)	-	-	3,607	418
Adjusted net income (non-GAAP)	$27,200	$24,486	$120,130	$101,694

Diluted net income per share (GAAP)	$0.54	$0.48	$2.30	$1.96
After-tax impact from:
- Impairment of assets and lease terminations	-	-	0.07	0.01
Adjusted diluted net income per share (non-GAAP)	$0.54	$0.48	$2.37	$1.97

(1)          The pre-tax amounts associated with these items in fiscal 2015 and 2014 were $6,011 and $696, and were recorded in impairment of assets and lease terminations.

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26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100